Exhibit 99.1

Electronic Arts Reports Q4 and FY25 Results
Strong finish to FY25 from EA SPORTS FC and Split Fiction; positions EA for growth acceleration and a Battlefield launch in FY26

REDWOOD CITY, CA – May 6, 2025 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its fourth quarter and fiscal year ended March 31, 2025.

“The incredible success of College Football and the enduring strength of FC drove another record year for EA SPORTS, while The Sims capped FY25 with a historic Q4,” said Andrew Wilson, CEO of Electronic Arts. “As we look to the future, we’re confident in our ability to execute across a deep pipeline — beginning this summer with the highly anticipated reveal of Battlefield, a pivotal step in delivering on our next generation of blockbuster entertainment.”

“Q4 marked a strong finish to FY25, with broad-based momentum across the portfolio positioning the business for accelerated growth,” said Stuart Canfield, CFO of Electronic Arts. “As we enter FY26, we remain focused on disciplined execution as we build toward a slate of groundbreaking upcoming releases.”

Selected Operating Highlights and Metrics

•Net bookings1 for FY25 totaled $7.355 billion.
•The EA SPORTS portfolio delivered another record net bookings year in FY25.
•EA’s American Football franchise exceeded expectations and reached over $1 billion in net bookings in FY25.
•Celebrating its 25th birthday, The Sims franchise continues its strong momentum with double digit growth in the quarter.
•In EA SPORTS FC, player monetization was up double digits, starting with the mid-January gameplay update.
•Split Fiction has sold nearly 4 million units since its hugely successful launch in March.

Selected Financial Highlights and Metrics

•Net revenue for FY25 was $7.463 billion.
•Net cash provided by operating activities was $549 million for the quarter and $2.079 billion for the fiscal year.
•EA repurchased 9.8 million shares for $1.375 billion during the quarter, bringing the total for the fiscal year to 17.6 million shares for $2.500 billion.

Dividend

EA has declared a quarterly cash dividend of $0.19 per share of the Company’s common stock. The dividend is payable on June 18, 2025 to stockholders of record as of the close of business on May 28, 2025.

Business Outlook as of May 6, 2025

Fiscal Year 2026 Expectations

Operational outlook metrics:
•Fiscal year 2026 net bookings is expected to be approximately $7.600 billion to $8.000 billion.
◦Year-over-year net bookings growth in fiscal year 2026 is expected to be driven by the EA SPORTS portfolio, The Sims, and the launches of Battlefield and skate., partially offset by approximately 5 points of weakness in catalog and Apex Legends.
•The Company expects continued growth in live services, as well as the launch of new non-annual titles in fiscal year 2027.

Financial outlook metrics:
•Net revenue is expected to be approximately $7.100 billion to $7.500 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $500 million.
•GAAP operating expenses are expected to be approximately $4.470 billion to $4.570 billion.
◦Year-over-year increases in expenses are largely attributable to costs related to Battlefield marketing.
•Net income is expected to be approximately $795 million to $974 million.
•Diluted earnings per share is expected to be approximately $3.09 to $3.79.
•Operating cash flow is expected to be approximately $2.200 billion to $2.400 billion.
•The Company estimates a share count of 257 million for purposes of calculating diluted earnings per share.
•The Company intends to return at least 80% of free cash flow with stock repurchases and dividends through fiscal year 2027.
•The Company reiterates its financial margin framework through fiscal year 2027 shared at its September 2024 Investor Day.

Q1 Fiscal Year 2026 Expectations – Ending June 30, 2025

Operational outlook metric:
•Net bookings is expected to be approximately $1.175 billion to $1.275 billion.
◦Live services growth, excluding Apex Legends, is expected to be up low-single-digits year-over-year led by the EA SPORTS portfolio, offset by approximately 5 points of headwind from Apex Legends and 2 points of headwind from catalog.

Financial outlook metrics:
•Net revenue is expected to be approximately $1.550 billion to $1.650 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately ($375) million.
•GAAP operating expenses are expected to be approximately $1.110 billion to $1.120 billion.
◦Expenses in Q1 are impacted by continued investments in line with Q4 FY25, as well as costs associated with resource reprioritization.
•Net income is expected to be approximately $125 million to $169 million.
•Diluted earnings per share is expected to be approximately $0.49 to $0.66.
•The Company estimates a share count of 255 million for purposes of calculating diluted earnings per share.

Quarterly Financial Highlights

	Three Months Ended
	March 31,
(in $ millions, except per share amounts)	2025	2024
Full game	437	333
Live services and other	1,458	1,446
Total net revenue	1,895	1,779

Net income	254	182
Diluted earnings per share	0.98	0.67

Operating cash flow	549	580

Value of shares repurchased	1,375	325
Number of shares repurchased	9.8	2.3

Cash dividend paid	48	51

Fiscal Year Financial Highlights

	Twelve Months Ended
	March 31,
(in $ millions, except per share amounts)	2025	2024
Full game	2,002	2,015
Live services and other	5,461	5,547
Total net revenue	7,463	7,562

Net income	1,121	1,273
Diluted earnings per share	4.25	4.68

Operating cash flow	2,079	2,315

Value of shares repurchased	2,500	1,300
Number of shares repurchased	17.6	10.0

Cash dividend paid	199	205

Operating Metric

The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended March 31,		Twelve Months Ended March 31,
(in $ millions)	2025	2024	2025	2024
Total net revenue	1,895	1,779	7,463	7,562
Change in deferred net revenue (online-enabled games)	(96)	(113)	(108)	(132)
Total net bookings	1,799	1,666	7,355	7,430

Conference Call and Supporting Documents
Electronic Arts will host a conference call on May 6, 2025 at 2:00 pm PT (5:00 pm ET) to review its results for the fourth fiscal quarter and fiscal year ended March 31, 2025 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (855) 761-5600 (domestic) or (646) 307-1097 (international), using the conference code 5939891 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until May 13, 2025 at (800) 770-2030 (domestic) or (609) 800-9099 (international) using conference code 5939891. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s expectations under the heading “Business Outlook as of May 6, 2025” and other information regarding EA's expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of, and integrate, acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences and trends; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; economic and geopolitical conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

These forward-looking statements are current as of May 6, 2025. Electronic Arts assumes no obligation to revise or update any forward-looking statement, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2025. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2025.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2025, EA posted GAAP net revenue of approximately $7.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS FC™, Battlefield™, Apex Legends™, The Sims™, EA SPORTS™ Madden NFL, EA SPORTS™ College Football, Need for Speed™, Dragon Age™, Titanfall™, Plants vs. Zombies™ and EA SPORTS F1®. More information about EA is available at www.ea.com/news.

EA, EA SPORTS, EA SPORTS FC, Battlefield, Need for Speed, Apex Legends, The Sims, Dragon Age, Titanfall, and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL, and F1 are the property of their respective owners and used with permission.

For additional information, please contact:

Andrew Uerkwitz	Justin Higgs
Vice President, Investor Relations	Vice President, Corporate Communications
650-674-7191	925-502-9253
auerkwitz@ea.com	jhiggs@ea.com

1 Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,

	2025	2024	2025	2024
Net revenue	1,895	1,779	7,463	7,562
Cost of revenue	368	357	1,543	1,710
Gross profit	1,527	1,422	5,920	5,852
Operating expenses:
Research and development	686	638	2,569	2,420
Marketing and sales	234	234	962	1,019
General and administrative	192	185	745	691
Amortization and impairment of intangibles	17	72	67	142
Restructuring	3	59	57	62
Total operating expenses	1,132	1,188	4,400	4,334
Operating income	395	234	1,520	1,518
Interest and other income (expense), net	12	26	85	71
Income before provision for income taxes	407	260	1,605	1,589
Provision for income taxes	153	78	484	316
Net income	254	182	1,121	1,273
Earnings per share
Basic	0.99	0.68	4.28	4.71
Diluted	0.98	0.67	4.25	4.68
Number of shares used in computation
Basic	257	267	262	270
Diluted	259	270	264	272

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on February 4, 2025 for the three months ended March 31, 2025 plus a comparison to the actuals for the three months ended March 31, 2024.

	Three Months Ended March 31,
	2025 Guidance (Mid-Point)		2025 Actuals	2024 Actuals
		Variance
Net revenue
Net revenue	1,757	138	1,895	1,779
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(238)	142	(96)	(113)
Cost of revenue
Cost of revenue	310	58	368	357
GAAP-based financial data
Acquisition-related expenses	(10)	—	(10)	(29)
Stock-based compensation	(4)	1	(3)	(2)
Operating expenses
Operating expenses	1,117	15	1,132	1,188
GAAP-based financial data
Acquisition-related expenses	(20)	3	(17)	(72)
Restructuring and related charges	(7)	3	(4)	(61)
Stock-based compensation	(161)	2	(159)	(146)
Income before tax
Income before tax	351	56	407	260
GAAP-based financial data
Acquisition-related expenses	30	(3)	27	101
Change in deferred net revenue (online-enabled games)[1]	(238)	142	(96)	(113)
Restructuring and related charges	7	(3)	4	61
Stock-based compensation	165	(3)	162	148
Tax rate used for management reporting	19%		19%	19%
Earnings per share
Basic	0.83	0.16	0.99	0.68
Diluted	0.82	0.16	0.98	0.67
Number of shares used in computation
Basic	262	(5)	257	267
Diluted	264	(5)	259	270

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	March 31, 2025	March 31, 2024[2]
ASSETS
Current assets:
Cash and cash equivalents	2,136	2,900
Short-term investments	112	362
Receivables, net	679	565
Other current assets	349	420
Total current assets	3,276	4,247
Property and equipment, net	586	578
Goodwill	5,376	5,379
Acquisition-related intangibles, net	293	400
Deferred income taxes, net	2,420	2,380
Other assets	417	436
TOTAL ASSETS	12,368	13,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other current liabilities	1,359	1,276
Deferred net revenue (online-enabled games)	1,700	1,814
Senior notes, current, net	400	—
Total current liabilities	3,459	3,090
Senior notes, net	1,484	1,882
Income tax obligations	594	497
Other liabilities	445	438
Total liabilities	5,982	5,907

Stockholders’ equity:
Common stock	3	3
Retained earnings	6,470	7,582
Accumulated other comprehensive loss	(87)	(72)
Total stockholders’ equity	6,386	7,513
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	12,368	13,420

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
OPERATING ACTIVITIES
Net income	254	182	1,121	1,273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, accretion and impairment	79	149	356	404
Stock-based compensation	162	148	642	584
Change in assets and liabilities
Receivables, net	64	303	(115)	119
Other assets	19	(38)	40	148
Accounts payable, accrued, and other liabilities	29	(53)	190	(208)
Deferred income taxes, net	48	(6)	(41)	82
Deferred net revenue (online-enabled games)	(106)	(105)	(114)	(87)
Net cash provided by operating activities	549	580	2,079	2,315

INVESTING ACTIVITIES
Capital expenditures	(54)	(51)	(221)	(199)
Proceeds from maturities and sales of short-term investments	329	182	695	632
Purchase of short-term investments	(61)	(180)	(437)	(640)
Net cash provided by (used in) investing activities	214	(49)	37	(207)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	35	34	78	77
Cash dividends paid	(48)	(51)	(199)	(205)
Cash paid to taxing authorities for shares withheld from employees	(23)	(18)	(234)	(196)
Common stock repurchases and excise taxes paid	(1,375)	(325)	(2,508)	(1,300)
Net cash used in financing activities	(1,411)	(360)	(2,863)	(1,624)

Effect of foreign exchange on cash and cash equivalents	8	(13)	(17)	(8)
Change in cash and cash equivalents	(640)	158	(764)	476
Beginning cash and cash equivalents	2,776	2,742	2,900	2,424
Ending cash and cash equivalents	2,136	2,900	2,136	2,900

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY24	FY25	FY25	FY25	FY25	Change
Net revenue
Net revenue	1,779	1,660	2,025	1,883	1,895	7%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(113)	(398)	54	332	(96)
Gross profit
Gross profit	1,422	1,397	1,569	1,427	1,527	7%
Gross profit (as a % of net revenue)	80%	84%	78%	76%	81%
GAAP-based financial data
Acquisition-related expenses	29	10	10	10	10
Change in deferred net revenue (online-enabled games)[1]	(113)	(398)	54	332	(96)
Stock-based compensation	2	4	4	3	3
Operating income
Operating income	234	364	384	377	395	69%
Operating income (as a % of net revenue)	13%	22%	19%	20%	21%
GAAP-based financial data
Acquisition-related expenses	101	27	27	26	27
Change in deferred net revenue (online-enabled games)[1]	(113)	(398)	54	332	(96)
Restructuring and related charges	61	6	52	—	4
Stock-based compensation	148	143	174	163	162
Net income
Net income	182	280	294	293	254	40%
Net income (as a % of net revenue)	10%	17%	15%	16%	13%
GAAP-based financial data
Acquisition-related expenses	101	27	27	26	27
Change in deferred net revenue (online-enabled games)[1]	(113)	(398)	54	332	(96)
Restructuring and related charges	61	6	52	—	4
Stock-based compensation	148	143	174	163	162
Tax rate used for management reporting	19%	19%	19%	19%	19%
Diluted earnings per share	0.67	1.04	1.11	1.11	0.98	46%
Number of shares used in computation
Basic	267	266	264	262	257
Diluted	270	268	266	265	259

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY24	FY25	FY25	FY25	FY25	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	265	190	475	446	367	38%
Packaged goods	68	60	241	153	70	3%
Full game	333	250	716	599	437	31%
Live services and other	1,446	1,410	1,309	1,284	1,458	1%
Total net revenue	1,779	1,660	2,025	1,883	1,895	7%
Full game	19%	15%	35%	32%	23%
Live services and other	81%	85%	65%	68%	77%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	(37)	(47)	70	25	(27)
Packaged goods	(37)	(35)	46	9	(26)
Full game	(74)	(82)	116	34	(53)
Live services and other	(39)	(316)	(62)	298	(43)
Total change in deferred net revenue (online-enabled games) by composition[1]	(113)	(398)	54	332	(96)

Net revenue by platform
Console	1,049	1,005	1,374	1,215	1,182	13%
PC & Other	423	365	364	392	426	1%
Mobile	307	290	287	276	287	(7%)
Total net revenue	1,779	1,660	2,025	1,883	1,895	7%
GAAP-based financial data
Console	(94)	(328)	108	275	(86)
PC & Other	(10)	(70)	(37)	33	(11)
Mobile	(9)	—	(17)	24	1
Total change in deferred net revenue (online-enabled games) by platform[1]	(113)	(398)	54	332	(96)

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY24	FY25	FY25	FY25	FY25	Change
CASH FLOW DATA
Investing cash flow	(49)	(69)	(46)	(62)	214
Investing cash flow - TTM	(207)	(232)	(215)	(226)	37	118%
Financing cash flow	(360)	(546)	(402)	(504)	(1,411)
Financing cash flow - TTM	(1,624)	(1,688)	(1,739)	(1,812)	(2,863)	(76%)
Operating cash flow	580	120	234	1,176	549
Operating cash flow - TTM	2,315	2,076	2,198	2,110	2,079	(10%)
Capital expenditures	51	67	50	50	54
Capital expenditures - TTM	199	221	220	218	221	11%
Free cash flow[3]	529	53	184	1,126	495
Free cash flow[3] - TTM	2,116	1,855	1,978	1,892	1,858	(12%)
Common stock repurchases and excise taxes paid	325	375	375	383	1,375	323%
Cash dividends paid	51	50	51	50	48	(6%)
DEPRECIATION
Depreciation expense	50	51	51	51	51	2%
BALANCE SHEET DATA
Cash and cash equivalents	2,900	2,400	2,197	2,776	2,136
Short-term investments	362	366	366	379	112
Cash and cash equivalents, and short-term investments	3,262	2,766	2,563	3,155	2,248	(31%)
Receivables, net	565	433	1,012	742	679	20%
STOCK-BASED COMPENSATION
Cost of revenue	2	4	4	3	3
Research and development	104	101	122	119	115
Marketing and sales	14	12	16	14	14
General and administrative	28	26	32	27	30
Total stock-based compensation	148	143	174	163	162
RESTRUCTURING AND RELATED CHARGES
Restructuring	59	2	51	1	3
Office space reductions	2	4	1	(1)	1
Total restructuring and related charges	61	6	52	—	4

3Free cash flow is defined as Operating cash flow less Capital expenditures.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(in $ millions)

The following table provides a reconciliation of non-GAAP operating income and margin to their most directly comparable GAAP financial measure for the twelve months ended March 31, 2025 plus a comparison to the actuals for the twelve months ended March 31, 2024.

	Twelve Months Ended
	March 31,
	2025	2024	YOY % Change

Net revenue	7,463	7,562	(1%)

GAAP operating income	1,520	1,518	—
Acquisition-related expenses	107	218
Restructuring and related charges	62	64
Stock-based compensation	642	584
Non-GAAP operating income	2,331	2,384	(2%)

GAAP operating margin	20.4%	20.1%
Non-GAAP operating margin	31.2%	31.5%
Impact from change in deferred net revenue (online-enabled games)	(100 bps)	(120 bps)

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(in $ millions)

The following table provides a reconciliation of non-GAAP operating income and margin to their most directly comparable GAAP financial measure for the three months ended March 31, 2025 plus a comparison to the actuals for the three months ended March 31, 2024.

	Three Months Ended
	March 31,
	2025	2024	YOY % Change

Net revenue	1,895	1,779	7%

GAAP operating income	395	234	69%
Acquisition-related expenses	27	101
Restructuring and related charges	4	61
Stock-based compensation	162	148
Non-GAAP operating income	588	544	8%

GAAP operating margin	20.8%	13.2%
Non-GAAP operating margin	31.0%	30.6%
Impact from change in deferred net revenue (online-enabled games)	(370 bps)	(470 bps)

ELECTRONIC ARTS INC. AND SUBSIDIARIES
GAAP Guidance to Non-GAAP Guidance
(in $ millions)

The following table provides GAAP to Non-GAAP reconciliation of the Company’s FY26 guidance.

	Twelve Months Ending March 31, 2026
	GAAP-Based Financial Data								GAAP-Based Financial Data
		A		B	C
	GAAP Guidance Range			Acquisition-related expenses[5]	Stock-based compensation[5]	Non-GAAP Guidance Range = A + B +C			Change in deferred net revenue (online-enabled games)[5]

Net revenue	7,100	to	7,500	—	—	7,100	to	7,500	500
Cost of revenue	1,475	to	1,515	(40)	(15)	1,420	to	1,460	—
Operating expense	4,470	to	4,570	(70)	(650)	3,750	to	3,850	—
Operating margin	16.3%	to	18.9%	150 bps	910 bps	27.2%	to	29.2%	480 bps to 440 bps
Income before provision for income taxes	1,136	to	1,391	110	665	1,911	to	2,166	500
Net income[4]	795	to	974

Number of shares used in computation:
Diluted	257

4 The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan and analyze future periods.
5 The mid-point of the range has been used for purposes of presenting reconciling items to operating margin.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
GAAP-Based Financial Data for Guidance
(in $ millions)

The following table provides supplemental information to the Company’s Q1 FY26 guidance.

	Three Months Ending June 30, 2025
	GAAP-Based Financial Data

	GAAP Guidance Range			Acquisition-related expenses	Stock-based compensation	Change in deferred net revenue (online-enabled games)

Net revenue	1,550	to	1,650	—	—	(375)
Cost of revenue	265	to	285	(10)	(5)	—
Operating expense	1,110	to	1,120	(20)	(145)	—
Income before provision for income taxes	179	to	242	30	150	(375)
Net income[4]	125	to	169

Number of shares used in computation:
Diluted	255

4 The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan and analyze future periods.

Non-GAAP Financial Measures
As a supplement to the Company’s financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance, including non-GAAP operating margin and free cash flow. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
The non-GAAP financial measures exclude acquisition-related expenses, stock-based compensation, restructuring and related charges, and capital expenditures, as applicable in any given reporting period and our outlook. The Company may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures. Management believes that these non-GAAP financial measures provide investors with additional useful information to better understand and evaluate the Company’s operating results and future prospects because they exclude certain items that may not be indicative of the Company’s core business, operating results, or future outlook. These non-GAAP financial measures, with further adjustments are used by management to understand ongoing financial and business performance.

The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan, and analyze future periods. Accordingly, the Company applies the same tax rate to its management reporting financial results.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure.